UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 19, 2009, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), and certain of the Companies’ subsidiaries (the “Subsidiaries” and, together with the Companies, the “Borrowers”), entered into a Fifth Loan Modification Agreement and Allonge (the “Allonge” and, together with the Fifth Loan Modification Agreement, the “Fifth Modified Loan Agreement”) with Manufacturers and Traders Trust Company (the “Bank”).

The Fifth Modified Loan Agreement amends the original Loan Agreement and the Amended and Restated Construction and Site Development Line of Credit Mortgage Note entered into by the Borrowers and the Bank on April 20, 2006 (as amended and modified from time to time, the “Original Loan Agreement”).  Under the terms of the Original Loan Agreement, the Bank had extended to the Borrowers an available line of credit in an aggregate principal amount of up to $20,000,000, with a construction line of credit sub-loan (“Construction Sub Loan”) in an aggregate principal amount of $7,900,000, to fund the completion of construction of units in the Companies’ land development projects, and a site development sub-loan (“Site Development Sub Loan”) in an aggregate principal amount of $12,100,000 for improvements to the Companies’ land development projects.  Specifically, $6,000,000 of the Site Development Sub Loan was to fund the completion of the infrastructure improvements and $6,100,000 of the Site Development Sub Loan was to fund the completion of the sewer and water improvements.

Under the terms of the Fifth Modified Loan Agreement, the Bank and the Borrowers agreed to decrease the Borrowers’ available line of credit by an aggregate of $2,100,000, to a maximum principal amount of $17,900,000.

As a result, the Site Development Sub Loan for sewer and water improvements of $6,100,000 was decreased to $4,000,000.  The Construction Sub Loan amount remained unchanged under the terms of the Fifth Modified Loan Agreement.

Except as otherwise set forth in the Fifth Modified Loan Agreement, all of the terms and conditions contained in the Original Loan Agreement remain in full force and effect.

The foregoing is only a summary of the Fifth Modified Loan Agreement.  You are urged to read the Fifth Modified Loan Agreement in its entirety for a more complete description of the terms and conditions.  A copy of the Fifth Modified Loan Agreement is attached hereto as Exhibit 10.1.

The Companies previously filed Forms 8-K reporting the entry into, and modification of, the Original Loan Agreement on April 25, 2006, June 21, 2007, September 22, 2008 and March 3, 2009.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Fifth Modified Loan Agreement and the terms and conditions contained therein as described in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

Fifth Loan Modification Agreement, dated October 19, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: October 22, 2009	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Loan Modification Agreement, dated October 19, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.